UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    December 14, 2007

Auriga Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26013	84-1334687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10635 Santa Monica Blvd. #120, Los Angeles, CA 90025
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (310) 461-3600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of December 14, 2007, Alan Roberts resigned his position as Chief Scientific Officer of Auriga Laboratories, Inc. (the “Company”).  The Company plans to leave the Chief Scientific Officer position vacant.

The Company entered into a separation agreement with Mr. Roberts allowing Mr. Roberts to forfeit his existing option to purchase Company common stock in exchange for 600,000 shares of common stock in the Company.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.
Not applicable

(b)	Pro Forma Financial Information.
Not applicable

(c)	Shell Company Transactions.
Not Applicable

(d)	Exhibits.
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Auriga Laboratories, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2007	AURIGA LABORATORIES, INC.

By: /s/ Philip S. Pesin
Philip S. Pesin
Chief Executive Officer